Exhibit 99.1

Novatel Wireless Announces Pricing of Private Offering of
$120 Million of 5.50% Convertible Senior Notes Due 2020

Targets Potential Acquisition Candidates, Including DigiCore Holdings Limited
SAN DIEGO, CA—June 4, 2015 — Novatel Wireless, Inc. (NASDAQ: MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT) and inventors of MiFi® technology, today announced that it has priced a private offering of $120 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2020 (the “Convertible Notes”).
The Convertible Notes will be senior unsecured obligations of the Company. The closing of the sale of the Convertible Notes is expected to occur on June 10, 2015, subject to the satisfaction of customary closing conditions.
The Convertible Notes will pay interest semi-annually at a rate of 5.50% per year and will mature on June 15, 2020, unless redeemed, repurchased or converted in accordance with their terms prior to such date. The Convertible Notes will have an initial conversion rate, subject to adjustment, of 200.0000 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, representing a conversion price of $5.00 per share of the Company’s common stock, representing a conversion premium of 25% over the last reported sale price of $4.00 per share of the Company’s common stock on June 4, 2015.
Prior to December 15, 2019, the Convertible Notes will be convertible at the option of the holders of the Convertible Notes only upon the satisfaction of certain conditions and during certain periods, and, thereafter, at any time until the close of business on the business day immediately preceding the maturity date. Upon conversion, the Convertible Notes will be convertible into cash, shares of the Company’s common stock (together with cash in lieu of fractional shares) or a combination of cash and shares of the Company’s common stock, at the Company’s election.
On or after June 15, 2018, the Company will have the right to redeem the Convertible Notes for cash, in whole or in part, if the last reported sale price per share of the Company's common stock equals or exceeds 140% of the then-current conversion price for a specified period of time. The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest.
The offer and sale of the Convertible Notes and any shares of the Company’s common stock that may be issued upon conversion of the Convertible Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and, unless so registered, the Convertible Notes and any such shares may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
The gross proceeds from the offering will be $120 million. The Company expects to use the gross proceeds from this offering to finance proposed acquisitions of, or investments in, complementary businesses, products, services and technologies, to pay fees and expenses related to such proposed acquisitions and the offering, and for general corporate purposes.
Targets Potential Acquisition Candidates, including DigiCore Holdings Limited
The Company is currently engaged in negotiations with respect to several contemplated acquisitions, including the Company’s proposed acquisition of all of the issued ordinary shares of DigiCore Holdings Limited, a South African company traded on the JSE Limited stock exchange (“DigiCore”), at a proposed purchase price of 4.00 South Africa Rand per share, or a total purchase price of approximately $80 million. DigiCore specializes in the research, development, manufacturing, sales and marketing of telematics tools used for fleet management and consumer and enterprise-level vehicle tracking for an international client base. The Company believes that its acquisition of DigiCore would establish the Company’s position as a lead player in the global asset tracking and management market, and would provide immediate top-line contribution and meaningful EBITDA contribution in 2016. More information about DigiCore is available on DigiCore’s website at http://www.ctrack.com/ and in its public filings on the JSE Limited’s Stock Exchange News Service at https://www.jse.co.za/current-companies/companies-and-financial-instruments. Information found on, or accessible through, such websites is not a part of, and is not incorporated into, this press release.
Notwithstanding such negotiations, as of the date hereof, the parties have not entered into any binding agreements with respect to any proposed transaction. Although substantial due diligence has already been conducted and a transaction agreement is being negotiated, neither DigiCore nor the Company are under any obligation to enter into any such agreement or to continue any such discussions and negotiations. The Company cannot give any assurance that the parties will be able to reach an agreement on the terms of any proposed transaction or reach an agreement with respect to the terms and conditions to be contained in any definitive agreement. The execution of any definitive agreement would also be subject to the satisfactory completion of business, technical, financial and legal due diligence. Even if the parties are successful in entering into a definitive agreement, any transaction would be subject to a number of conditions which would need to be satisfied before such transaction could be consummated, including foreign anti-competition and other regulatory approvals, approval by the JSE Limited, approval by or acceptance of DigiCore’s stockholders and the availability to the Company of sufficient funds to consummate the transaction.
This release does not constitute an offer to sell or a solicitation of an offer to buy any of the Convertible Notes or shares of the Company’s common stock, nor shall there be any sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such jurisdiction. Any offers of the securities will be made only by means of a private offering circular.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the completion, timing and size of the proposed private offering, the Company's anticipated proceeds from the offering and its use of those proceeds, including the potential acquisition of DigiCore, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Company's Annual Report on Form 10‑K for the year ended December 31, 2014 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.
ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (NASDAQ: MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SaaS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI
(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo and MiFi are trademarks or registered trademarks of Novatel Wireless, Inc.
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Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.